UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2014

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Radiant Logistics, Inc. (the “Company,” “we” or “us”) held on November 11, 2014, the holders of our outstanding stock took the actions described below. As of the record date for the annual meeting, 34,590,936 shares of common stock were issued and outstanding, each entitled to one vote per share.

1. The stockholders elected Bohn H. Crain, Jack Edwards, Stephen P. Harrington and Richard Palmieri to serve on our board of directors for a one-year term. The results of the voting are as follows:

Name	For	Withheld	Broker Non-Votes
Bohn H. Crain	15,761,038	208,594	11,033,124
Jack Edwards	15,761,038	208,594	11,033,124
Stephen P. Harrington	15,670,438	299,194	11,033,124
Richard Palmieri	15,647,484	322,148	11,033,124

2. The stockholders also approved a proposal to ratify the selection of Peterson Sullivan LLP as our independent auditor for the 2015 fiscal year. The voting results for this proposal were 26,680,773 shares for, 208,000 shares against, and 113,983 shares abstained.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: November 14, 2014	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
Senior Vice President, General Counsel and Secretary